EXHIBIT 5.1

OPINION AND CONSENT OF MORGAN, LEWIS & BOCKIUS LLP

November 15, 2012

BioClinica, Inc.

826 Newtown-Yardley Road

Newtown, Pennsylvania 18940-1721

Re:                             BioClinica, Inc. — Registration Statement on Form S-8

Dear Ladies and Gentlemen:

We have acted as counsel to BioClinica, Inc., a Delaware corporation (the “Company”), in connection with the filing of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”).  The Registration Statement relates to the proposed offering and sale of up to 500,000 shares of the Company’s common stock, $0.00025 par value per share (the “Shares”), issuable under the Company’s 2010 Stock Incentive Plan, as amended and restated.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the Delaware General Corporation Law.

We hereby consent to the use of this opinion in connection with a sale of the Shares pursuant to the Registration Statement.  In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ MORGAN, LEWIS & BOCKIUS LLP

MORGAN, LEWIS & BOCKIUS LLP